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                                                                      EXHIBIT 21

                            SUBSIDIARIES OF HOLDINGS


Von Hoffmann Corporation
One Thousand Realty & Investment Company
H & S Graphics, Inc.
Preface, Inc.
Precision Offset Printing Company